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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE
ACT OF 1934

Date of Report (Date of earliest event reported): November 13, 2012

Walter Energy, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-13711 Commission File No.	13-3429953 (I.R.S. Employer Identification No.)

3000 Riverchase Galleria, Suite 1700
Birmingham, Alabama 35244
(205) 745-2000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

N/A
(Former Name or Former Address, if Changed from Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01    Other Events.

        Walter Energy, Inc. (the "Company") is filing this Current Report on Form 8-K to update certain items in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2011 ("2011 Form 10-K"). On April 1 2011, the Company completed the acquisition of Western Coal Corp. ("Western Coal"). During the first quarter of 2012, in connection with finalizing the Western Coal purchase price allocations, the Company completed its valuation of Western Coal's assets and liabilities with the assistance of an independent third party and recorded refinement adjustments to its preliminary purchase price allocation. These refinement adjustments related primarily to the areas of acquired mineral interests, including estimates for future costs, production volumes and timing. These refinement adjustments resulted in a decrease in goodwill and an increase in the deferred tax liability reflecting an increase in future depletion expense not deductible for tax purposes. Retrospective application in the first quarter of 2012 of the changes made to the allocation of the purchase price for the Western Coal acquisition increased retained earnings, a component of stockholders' equity, as of December 31, 2011 and net income for the year ended December 31, 2011. The increase to retained earnings resulting from the change in net income was primarily due to a decrease in mineral interests depletion related to 2011. For additional information regarding the effects of finalizing the purchase price allocation, see Note 3 to the consolidated financial statements filed herein.

        The revised consolidated financial statements also include consolidated statements of comprehensive income for each of the three years in the period ended December 31, 2011. Previously, comprehensive income was displayed solely in the statements of changes in stockholders' equity.

        The following items of the 2011 Form 10-K are being updated retrospectively to reflect refinement adjustments to the preliminary purchase price allocation for the Western Coal acquisition and the inclusion of consolidated statements of comprehensive income:

1. Part II, Item 6	Selected Financial Data
2. Part II, Item 7	Management's Discussion and Analysis of Financial Condition and Results of Operations
3. Part IV, Item 15(a)	Consolidated Financial Statements

        The above sections, as updated retrospectively, are included in Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference. This Current Report on Form 8-K, including all exhibits, should be read in conjunction with the 2011 Form 10-K, provided that the foregoing sections supersede the information included in "Selected Consolidated Financial Data," "Management's Discussion and Analysis of Financial Conditions and Results of Operations," and "Financial Statements" contained in the 2011 Form 10-K. More current information is contained in the Company's Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2012, June 30, 2012 and September 30, 2012 (the "Form 10-Qs") and subsequent filings with the Securities and Exchange Commission ("SEC"). The Form 10-Qs and other SEC filings contain important information regarding forward-looking statements, events, developments or updates to certain expectations of the Company that have occurred subsequent to the filing of the 2011 Form 10-K.

Item 9.01    Financial Statements and Exhibits

23.1	Consent of Ernst & Young, LLP
99.1	2011 Annual Report:
Part II, Item 6—Selected Financial Data

Part II, Item 7—Management's Discussion and Analysis of Financial Condition and Results of Operations
Part IV, Item 15(a)—Financial Statements
101
XBRL (eXtensible Business Reporting Language)—The following materials from Walter Energy, Inc.'s recast financial information for the fiscal year ended December 31, 2011 formatted in XBRL (eXtensible Business Reporting Language): (i) the Consolidated Balance Sheets, (ii) the Consolidated Statements of Operations and Comprehensive Income, (iii) the Consolidated Statements of Changes in Stockholders' Equity, (iv) the Consolidated Statements of Cash Flows and (v) Notes to Consolidated Financial Statements

 SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALTER ENERGY, INC.
By:	/s/ EARL H. DOPPELT Earl H. Doppelt Senior Vice President General Counsel and Secretary

Date: November 13, 2012

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  Item 8.01 Other Events.
  Item 9.01 Financial Statements and Exhibits
SIGNATURES